As filed with the Securities and Exchange Commission on May 24, 2002
Registration No. 333-_____

U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

LARGE SCALE BIOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0154648
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3333 Vaca Valley Parkway, Suite 1000
Vacaville, California 95688
(Address of Principal Executive Offices)

2000 Stock Incentive Plan
2000 Employee Stock Purchase Plan
(Full Title of the Plan)

Robert L. Erwin
Chief Executive Officer
Large Scale Biology Corporation
3333 Vaca Valley Parkway, Suite 1000
Vacaville, California 95688
(707) 446-5501
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Daniel J. Winnike, Esq.
William L. Hughes, Esq.
Fenwick & West LLP
275 Battery Street, 15th Floor
San Francisco, California 94111

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $0.001 par value	1,973,572	(1)	$1.615(3)	$3,187,319	(3)	$294	(5)

Common Stock, $0.001 par value	493,392	(2)	$1.373(4)	$677,428	(4)	$63	(5)

Total:	2,466,964			$3,864,747		$357

(1)	Represents 977,853 and 995,719 additional shares automatically reserved for issuance under the Registrant’s 2000 Stock Incentive Plan as of January 1, 2001 and January 1, 2002, respectively.
(2)	Represents 244,463 and 248,929 additional shares automatically reserved for issuance under the Registrant’s 2000 Employee Stock Purchase Plan as of January 1, 2001 and January 1, 2002, respectively.
(3)	Estimated as of May 23, 2002 pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee.
(4)
Estimated as of May 23, 2002 pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee. This amount is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2000 Employee Stock Purchase Plan.

(5)	Fee calculated pursuant to Section 6(b) of the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

EXPLANATORY NOTE

On August 11, 2000, the Registrant filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (Registration No. 333-43618) registering an aggregate of 8,478,500 and 350,000 shares of Common Stock, $0.001 par value per share, available for purchase under the Registrant’s 2000 Stock Incentive Plan (the “Incentive Plan”) and 2000 Employee Stock Purchase Plan (the “Purchase Plan”), respectively. Pursuant to the Incentive Plan, on each January 1, the aggregate number of shares of the Registrant’s Common Stock reserved for issuance under the Incentive Plan shall be increased automatically by a number of shares equal to 4% of the total number of outstanding shares of the Registrant’s Common Stock on the last trading day of the immediately preceding month, provided that no such increase under the Incentive Plan may exceed 2,000,000 shares in any calendar year. Pursuant to the Purchase Plan, on each January 1, the aggregate number of shares of the Registrant’s Common Stock reserved for issuance under the Purchase Plan shall be increased automatically by a number of shares equal to 1% of the total number of outstanding shares of the Registrant’s Common Stock on the last trading day of the immediately preceding month, provided that no such increase under the Purchase Plan may exceed 350,000 shares in any calendar year. This Registration Statement covers the automatic increase in the shares reserved for issuance under the Incentive Plan and Purchase Plan described above for each of the last two years. There were 24,446,325 and 24,892,989 shares of the Registrant’s Common Stock outstanding on December 31, 2000 and December 31, 2001, respectively. Accordingly, this Registration Statement covers the increase of 1,973,572 shares of the Common Stock reserved for issuance under the Incentive Plan and 493,392 shares of the Common Stock reserved for issuance under the Purchase Plan.

Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration filed on Form S-8 is effective, all items have been omitted herefrom other than the facing page, statements that the contents of earlier registration statements pertaining to the Plan are incorporated by reference, required opinions and consents, the signature page and information required in this Registration Statement that was not in earlier registration statements.

PART I:    INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

Item 2.    Registrant Information and Employee Plan Annual Information

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II:    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed with the Commission are incorporated herein by reference:

(a)  The Registrant’s annual report on Form 10-K for the year ended December 31, 2001 filed with the Commission on April 1, 2002;

(b)  The description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on August 7, 2000 under Section 12(g) of the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description;

(c)  The description of the Registrant’s Preferred Stock Purchase Rights contained in the Registrant’s registration statement on Form 8-A filed with the Commission on May 4, 2001 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(d)  The Registrant’s registration statement on Form S-8 dated August 11, 2000 (File No. 333-43618) and all consents and opinions with respect thereto.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 8.    Exhibits

4.01
Instruments Defining the Rights of Stockholders. Reference is made to Registrant’s registration statement on Form 8-A (File No. 000-31275) filed with the Commission on August 7, 2000, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) to this Registration Statement.

4.02
Certificate of Designations specifying the terms of the Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.2 to the Registrant’s registration statement on Form 8-A (File No. 000-31275) filed with the Commission on May 4, 2001).

4.03
Rights Agreement dated April 27, 2001 between Registrant and Equiserve Trust Company, as Rights Agent, which includes as Exhibit A the form of Certificate of Designations of Series A Junior Participating Preferred Stock, as Exhibit B the Form of Rights Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares (incorporated herein by reference to Exhibit 4.1 to the Registrant’s registration statement on Form 8-A (File No. 000-31275) filed with the Commission on May 4, 2001).

5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Deloitte & Touche LLP, Independent Auditors.
24.01	Power of Attorney (see page 3).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vacaville, State of California, on the 24th day of May, 2002.

LARGE SCALE BIOLOGY CORPORATION

By:	/s/ ROBERT L. ERWIN
Robert L. Erwin Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert L. Erwin and John S. Rakitan, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer:
/s/ ROBERT L. ERWIN Robert L. Erwin	Chairman of the Board and Chief Executive Officer	May 24, 2002
Principal Financial Officer and Principal Accounting Officer:
/s/ RONALD J. ARTALE Ronald J. Artale	Chief Financial Officer and Senior Vice President, Finance	May 24, 2002

Signature	Title	Date
Additional Directors:

/s/ JOHN D. FOWLER, Jr. John D. Fowler, Jr.	President and Director	May 24, 2002

/s/ N. LEIGH ANDERSON, Ph.D. N. Leigh Anderson, Ph.D.	Chief Scientific Officer and Director	May 24, 2002

/s/ MARVYN CARTON Marvyn Carton	Director	May 24, 2002

/s/ BERNARD I. GROSSER, M.D. Bernard I. Grosser, M.D.	Director	May 24, 2002

/s/ SOL LEVINE Sol Levine	Director	May 24, 2002

/s/ KEVIN J. RYAN Kevin J. Ryan	Director	May 24, 2002

EXHIBIT INDEX

Exhibit Number	Exhibit Title
5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).
23.02	Consent of Deloitte & Touche LLP, Independent Auditors
24.01	Power of Attorney (see page 3).